EXHIBIT 99.1 -- Independent Accountant's Servicing Report for year ended

a)

[ERNST & YOUNG logo]

                      Ernst & Young LLP            Phone: (720) 931-4000
                      Suite 3300                   Fax:   (720) 931-4444
                      370 17th Street              www.ey.com
                      Denver, Colorado 80202-5663







                  Report of Independent Accountants



Board of Directors
Aurora Loan Services Inc.


We have examined management's assertion, included in the accompanying report titled Report of Management, that Aurora Loan Services Inc. (the Company) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) during the year ended November 30, 2004. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertions about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that the Company complied with the aforementioned requirements during the year ended November 30, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of the Board of Directors, management, the U.S. Department of Housing and Urban Development, the Government National Mortgage association, and the Company's private investors and is not intended to be and should not be used by anyone other than these specified parties.


                                          /s/ Ernst & Young LLP


February 11, 2005

b)

[PRICEWATERHOUSECOOPERS logo]
                                          PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers Center
                                          300 Madison Avenue
                                          New York NY 10017
                                          Telephone (646) 471 3000
                                          Facsimile (813) 286 6000


                   Report of Independent Auditors


To the Board of Directors and Stockholder of Chase Home Finance LLC:


We have examined management's assertion about Chase Home Finance LLC's (formerly known as Chase Manhattan Mortgage Corporation) (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2004 included in the accompanying management assertion
(see Exhibit I). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004 is fairly stated, in all material respects.



/s/ PricewaterhouseCoopers LLP

March 11, 2005

c)

                           [PFSJ logo]
                Payne Falkner Smith & Jones, P.C.
                  Certified Public Accountants




    Report of Independent Auditors on Compliance with Requirements of the Uniform Single Attestation Program for Mortgage Bankers


Board of Directors and Stockholder
of Colonial Savings, F.A.

We have examined management's assertion about Colonial Savings, F.A. ("Colonial") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended September 30, 2004, included in the accompanying management's assertion about Colonial's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Colonial's compliance with the minimum servicing standards and performing such other procedures, as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Colonial's compliance with the minimum servicing standards.

In our opinion, management's assertion that Colonial complied with the aforementioned minimum servicing standards as of and for the year ended September 30, 2004, is fairly stated, in all material respects.


/s/ Payne Falkner Smith & Jones, P.C.

November 10, 2004

d)

[KPMG LOGO]

KPMG LLP
55 Second Street
San Francisco, CA 94105



               Independent Accountants' Report

The Board of Directors
North Fork Bancorporation, Inc.:


We have examined management's assertion, included in the accompanying ManagementAssertion, that GreenPoint Mortgage
Funding, Inc., a wholly owned subsidiary of North Fork
Bancorporation, Inc., complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage
Bankers (USAP) as of and for the year ended December 31, 2004.
Management is responsible for GreenPoint Mortgage Funding,
Inc.'s compliance with those minimum servicing standards.
Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.


Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about GreenPoint Mortgage Funding, Inc.'s compliance with the minimum servicing standards specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on GreenPoint Mortgage Funding, Inc.'s compliance with the minimum servicing standards.


Management identified the following material noncompliance with minimum servicing standards over mortgage payments as of and for the year ended December 31, 2004. The mortgage interest rate changes on certain Home Equity Lines of Credit were not adjusted at the appropriate date in accordance with the mortgagor's loan documents. This resulted in the mortgagor being overcharged for the period from the interest rate change until the correct effective date, which wasthe first day of the following month.


In our opinion, except for the material noncompliance described in the third paragraph,management's assertion that GreenPoint Mortgage Funding, Inc. complied with the aforementioned minimum servicing standards asof and for the year ended December 31, 2004 is fairly stated, in all material respects.

                                     /s/ KPMG LLP

March 17, 2005

e)

[ERNST & YOUNG logo]
	Ernst & Young LLP		Phone: (216) 861-5000
	1300 Huntington Building	www.ey.com
	925 Euclid Avenue
	Cleveland, Ohio 44115


             Report on Management's Asserion on Compliance with the Specified Minimum Servicing Standards Set Forth in the
        Uniform Single Attestation Program for Mortgage Bankers

                  Report of Independent Accountants


Board of Directors
National City Mortgage Co.

We have examined management's assertion, included in the accompanying report titled Report of Management, that National City Mortgage Co. (NCM) complied with the minimum servicing standards identified in Exhibit A to the Report of Management (the specific minimum servicing standards) as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) during the year-ended December 31, 2004. Management is responsible for NCM's compliance with the specified minimum servicing standards. Our responsibility is to express an opinion on management's assertions about NCM's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about NCM's compliance with the specified minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NCM's compliance with specified minimum servicing standards.

In our opinion, management's assertion that NCM complied with the aforementioned specified minimum servicing standards during the year ended December 31, 2004, is fairly stated, in all material respects.



			/s/ Ernst & Young LLP

March 11, 2005

f)

[PricewaterhouseCoopers logo]
			PricewaterhouseCoopers LLP
			222 Lakeview Avenue
			Suite 360
			West Palm Beach, FL 33401
			Telephone (561) 832 0038
			Facsimile (561) 805 8181


	Independent Registered Certified Public Accountant's Report


To the Board of Directors of
Ocwen Federal Bank FSB

We have examined management's assertion, included in the accompanying Management Assertion on Compliance with USAP, that, except for the noncompliance related to reconciliations described in the third paragraph and the noncompliance related to adjustable rate mortgages described in the fifth paragraph, Ocwen Federal Bank FSB (the "Bank") complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's ("MBA's") Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2004. Management is responsible for the Bank's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the minimum servicing standards and performing such other procedures as we consider necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with the minimum servicing standards.

Our examination disclosed noncompliance with minimum servicing standards related to account reconciliations and adjustable rate mortgages applicable to the Bank during the year ended December 31, 2004. Such noncompliance is described in the accompanying Management Assertion on Compliance with USAP.

In our opinion, management's assertion that the Bank complied with the aforementioned minimum servicing standards, except for noncompliance as described in the accompanying Management Assertion on Compliance with USAP, as of and for the year ended December 31, 2004 is fairly stated, in all material respects.




			/S/ PricewaterhouseCoopers LLP

March 29, 2005

g)

[Deloitte logo]
              Deloitte & Touche LLP
              Suite 3300
              127 Public Square
	      Cleveland, OH 44114-1291
              USA
	      Tel:+1 216 589 1300
	      Fax:+1 216 589 1369
              www.deloitte.com

                   Independent Accountants' Report

To the Audit Commitee of the Board of Directors
Third Federal Savings and Loan Associaton of Cleveland
Cleveland, Ohio

We have examined management's assertion that THird Federal Savings and Loan Association of Cleveland (the "Association")has complied as of and for the year ended September 30, 2004 with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform
Single Attestation Program for Mortgage Bankers (USAP) included in the accompanying management assertion dated December 21, 2004.
Management is responsible for the Associations's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Association's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about
The Association's compliance with its minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Association's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Association complied with the aforementioned minimum servicing standards during the year ended September 30, 2004 is fairly stated, in all material respects based on the criteria set forth in Appendix I.



/s/ Deloitte & Touche LLP
December 21, 2004

h)

[KPMG logo]
              KPMG LLP
              Suite 2300
              Three Wachovia Center
              401 South Tryon Street
              Charlotte, NC 28202-1911


                   Independent Accountants' Report

The Board of Directors
Wachovia Mortgage Corporation

We have examined management's assertion, included in the accompanying Management Assertion, that Wachovia Mortgage Corporation (a subsidiary of Wachovia Corporation) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers as of and for the year ended December 31, 2004. Management is responsible for Wachovia Mortgage Corporation's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about Wachovia Mortgage Corporation's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Wachovia Mortgage Corporation's compliance with the minimum servicing standards specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Wachovia Mortgage Corporation's compliance with the minimum servicing standards.

In our opinion, management's assertion that Wachovia Mortgage Corporation complied with the aforementioned minimum servicing standards during the year ended December 31, 2004 is fairly stated, in all material respects.



			/s/ KPMG LLP
March 11, 2005